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Exhibit 10-122

                                  L I C E N S E

         THIS AGREEMENT made as of the 30th day of October 1998, by and between QUEENS GROUP, INC., 52-35 Barnett Avenue, Long Island City, NY 11104 (hereinafter referred to as "Queens") and SHOREWOOD PACKAGING CORPORATION, 277 Park Avenue, New York, New York 10172-0124 (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

         WHEREAS, Queens has developed a packaging system known as the "Q-PACK", which is covered by the claims of U.S. Patent No. 5,284,242, U.S. Patent No. 5,377,827, U.S. Patent No. 5,462,159, U.S. Patent No. 5,551,559, U.S. Patent No.
DES 393,394, U.S. Patent Application Serial No. 29/041,663 and U.S. Patent No. DES 395,190 and certain foreign patents and applications listed on Exhibit A attached hereto, and involve other Know-How (as defined further herein) of Queens including but not limited to designs, drawings, manufacturing machinery specifications, technical specifications, prints and other documentation and information relating to the Patent Rights (as further defined herein) and Know-How; and

         WHEREAS, Queens is the sole owner of U.S. Trademark Registration Nos. 1,962,227 and 1,918,817 for the marks Q-PACK and Q-PACK (Stylized); and

         WHEREAS, Licensee is desirous of obtaining a license for the manufacture and sale of the Licensed Product (as further defined herein) under the Patent Rights, Know-How and Trademark Rights (as defined further herein); and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of Queens and Licensee as herein contained, Queens and Licensee hereby mutually agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

         The following terms shall have the meanings set forth below when used in this Agreement:

         1.1 "Queens" - Queens Group, Inc. which will be changing its name to Q2 Marketing, Inc. and any subsidiary and affiliated companies controlled by Queens or by the shareholders of Queens or any successor or assignee of Queens or its shareholders.

         1.2 "Licensee" - Shorewood Packaging Corporation and any subsidiary, joint ventures, affiliated and associated companies controlled and/or operated by Licensee in the Territory.

         1.3 "Know-How" shall mean any technical information owned by Queens and contained in and/or including drawings, specifications, designs, engineering, developments, machinery and/or tangible materials (e.g., dimensions, materials, and processes) and any Improvements thereon pertaining to the Licensed Product or the manufacture or assembly thereof or to the manufacture or assembly of the equipment, machinery, molds or components used to manufacture or assemble the Licensed Product, and which is hereby acknowledged by Licensee as the proprietary information of Queens.

         1.4 "Licensed Products" shall mean any package (including by way of example and not by way of limitation, any media storage disc) disclosed and/or covered in or by any of the Patent Rights including by way of example and not by way of limitation the package manufactured and sold by Queens under the Trademark Rights.

         1.5 "Printed Labels" - the printed panel components of the Licensed Product.

         1.6 "Definitive Agreement" - shall mean the agreement between Queens and Licensee dated October 30, 1998, pursuant to which Licensee shall acquire substantially all of the assets of Queens except for inter alia the Patent Rights and Trademark Rights which are the subject of this Agreement.

         1.7 "Improvement(s)" shall include, but not be limited to, (i) any alteration of the manufacture, structure, or assembly of the Licensed Product; or (ii) any alteration of the Licensed Product, either or both of which results(s) (without limitation by reason of


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specification) in any or all of the following during the term of this Agreement:

                  1.7.1 reduces production cost, or

                  1.7.2 improves reliability, or

                  1.7.3 secures different or more desirable appearance or operating characteristics, or

                  1.7.4 increases service life, or

                  1.7.5 improves efficiency of assembly;

whether or not such alteration is patented or patentable and which is developed by Queens or Licensee.

         1.8 "Trademark Rights" shall mean United States Trademark Application Nos. 424,165 and 428,362, filed by Queens, with respect to its trademarks "Q-PACK" and Q-PACK (STYLIZED), respectively, and any other Trademark(s) for the Licensed Product that issue to Queens within the Territory or are otherwise commercially used by Queens as its trademark for the Licensed Product during the Term.

         1.9 "Term" shall be perpetual, except as otherwise limited pursuant to
Section 10.2 hereof.

         1.10 "Territory" shall mean worldwide.

         1.11 "Effective Date" shall be the date of the Closing of the Definitive Agreement.

         1.12 "Patent Rights" shall mean U.S. Patent No. 5,284,242, U.S. Patent No. 5,377,827, U.S. Patent No. 5,462,159, U.S. Patent No. 5,551,559, U.S. Patent
No. DES 393,394, U.S. Patent Application Serial No. 29/041,663 and U.S. Patent No. DES 395,190, certain foreign patents and applications listed on Exhibit A attached hereto and any other patents issued and patent applications filed within the Territory, including corresponding foreign patents to, by or on behalf of Queens at any time covering the design, method of manufacture, use of, or assembly into a package, including by way of example, and not by way of limitation any media storage container, or Improvements. Should any other Patent Rights within the scope of this Agreement issue during the Term of this Agreement or any renewals thereof, Queens shall provide notice of such fact to Licensee, including the identification of such patent.


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         1.13 "Vendor(s)" shall mean any third party who manufactures or assembles the Licensed Products or any part thereof for Licensee, or the equipment, machinery or molds or components therefor used to manufacture Licensed Products.

         1.14 "North America" shall mean the United States, Canada and Mexico and their respective territories and possessions and all nations comprising the West Indies.

         1.15 "Affiliate" means any person who, directly or indirectly, controls, is controlled by, or is under common control with Queens, Licensee or DIVX. Ownership or control shall include ownership or control of 20% or more of voting securities or partnership interests.

                                    ARTICLE 2

                          GRANT OF LICENSE AND RIGHT TO

              MANUFACTURE, USE AND SELL UNDER QUEENS PATENT RIGHTS

         2.1 Except as otherwise set forth in this Section 2.1, Queens hereby grants to Licensee the perpetual, exclusive non-transferable, indivisible right and license, as to all parties including Queens, under Queens' Patent Rights and Know-How, to manufacture, have manufactured, assemble, have assembled, import, export, use, offer for sale, sell the Licensed Product at locations owned and/or operated by Licensee, Vendors or Licensee's customers.

                  Notwithstanding the foregoing, Queens expressly retains the right to license to others the right to manufacture, use and sell the Licensed Product as hereinafter set forth:

                           A. To license Digital Video Express L.P. ("DIVX"), a
Delaware limited partnership located at 570 Herndon Parkway, Herndon, Virginia 20170, or its Affiliates, successors, assigns, designees or sub-licensees to manufacture, use and sell the Licensed Product solely in connection with the manufacture, assembly, sale or distribution of DIVX' products, provided however, that before entering into any agreement with DIVX, Queens shall use its best efforts to cause DIVX to make use of Licensee's services to fulfill all DIVX Printed Labels requirements if Licensee has suitable manufacturing facilities which can service DIVX in a commercially reasonable manner and which facilities are willing and able to provide such services on a basis that is competitive (as to capacity, price, quality and delivery); and


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                           B. To license any other entity to manufacture, use
and sell the Licensed Product in North America which agrees to allow Licensee to fulfill all of its Printed Labels requirements, provided the Licensee will offer such other entity prices for Printed Labels at no more than 25% of gross profit on Licensee's full factory cost. If Licensee does not offer such prices to such entity, Queens may license such entity to manufacture, use and sell the Licensed Product in North America without requiring it to have its Printed Label requirements fulfilled by Licensee.

                           C. After the second annual anniversary of the
Effective Date, to license any party to manufacture, use and sell the Licensed Product in any nation outside of North America in which Licensee does not then own or control a direct or indirect interest of more than 20% in an operational Q-PACK manufacturing facility. (For purposes of this Agreement, if Licensee shall own or control such an interest in any facility within the European Union (excluding the U.K. and the Republic of Ireland), such facility shall be deemed to service all of the nations on the European Continent that comprise the European Union, excluding the U.K. and the Republic of Ireland, and Licensee's exclusive license under this Agreement shall then cover all the nations of the European Union, excluding the U.K. and the Republic of Ireland so long as Licensee shall continue to own or control such interest, and provided that Licensee shall be capable of servicing the nation or nations in which it maintains such exclusive license; and, if Licensee shall own or control such an interest in any facility in either the U.K. or the Republic or Ireland, such facility shall be deemed to service both the U.K. and the Republic of Ireland, and Licensee's exclusive license under this Agreement shall then cover both the U.K. and the Republic of Ireland so long as Licensee shall continue to own or control such interest, and provided that Licensee shall be capable of servicing the nation or nations in which it maintains such exclusive license).

         In any of those portions of the Territory in which Licensee's license shall not be an exclusive one pursuant to the aforesaid enumerated exceptions, Licensee shall continue to have a perpetual non-exclusive License.

         2.2 Except as specifically provided in this Section 2.2 or elsewhere in this Agreement, under no circumstances may Licensee grant any third-party any rights or interests in the License or any sub-licensee. However, Licensee shall have the right to authorize one or


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more Vendors approved by Queens, whose approval shall not be unreasonably withheld or delayed. Licensee shall notify Queens in writing of the name and address and the experience and qualifications of any such Vendor. Any proposed agreement between a Vendor and Licensee must be in writing, with a copy to Queens, in a form acceptable to Queens, but such acceptance shall not be unreasonably withheld or delayed if the proposed agreement contains all of the provisions applicable to Vendors that are reasonably required by this License, including a provision permitting Queens to require Licensee to terminate such agreement if the Vendor violates any of its material provisions. Notwithstanding the foregoing, Licensee may authorize Vendors to manufacture and/or assemble the Licensed Product on Licensee's behalf without obtaining the approval of Queens or complying with the other procedures outlined in this Section 2.2 provided that Licensee shall be responsible for each such Vendor's compliance with the applicable terms of this Agreement.

         2.3 The exclusive right and license granted by Queens to Licensee in paragraph 2.1, above, shall not include the right to sell the Licensed Product to any person or entity which Licensee knows, at the time of such sale, intends to sell or have sales made of the Licensed Product that would violate any of the terms of this Agreement.

         2.4 Any Improvements shall be deemed to be included in the grant to Licensee hereunder and Licensee hereby acknowledges that any Improvements are the sole and exclusive property of Queens.

         2.5 Licensee accepts from Queens the grant of the rights and license as described herein above, subject to all of the terms and conditions of this Agreement.

                                    ARTICLE 3

                   GRANT OF LICENSE TO PURCHASE, MANUFACTURE,

                          USE AND SELL UNDER APPLICABLE

                             CONVEYANCE OF KNOW-HOW

         3.1 In connection only with the right to purchase or manufacture or have manufactured the machinery to assemble the Licensed Product, or to manufacture, have manufactured, assemble, have assembled, import, export, use, offer for sale and sell the Licensed Product within the Territory as granted herein, and under no other circumstances, Queens hereby


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grants to Licensee the non-exclusive right and license to use the Know-How and to enter into agreements with Vendors approved by Queens, which approval shall not be unreasonably withheld or delayed and which approval shall not be required for Vendors who merely manufacture and/or assemble the Licensed Product for Licensee. Queens hereby represents and warrants that all items of Know-How necessary or useful to the full exercise of the rights granted to Licensee under this Agreement have been or simultaneously with the execution of this Agreement are being, to the extent they exist in tangible form, delivered to Licensee, or will be otherwise available as needed. Queens shall make and deliver to Licensee copies and similarly sufficient English-language descriptions of any Know-How hereafter made as required by or useful to Licensee after the creation of such Know-How.

         3.2 Conveyance of Know-How. Queens shall furnish to Licensee, from time to time as required by or useful to Licensee for the manufacture, assembly or sale of the Licensed Product under the terms hereof, the Know-How pertaining to the Licensed Product. Licensee agrees to use such Know-How for the limited purpose only of manufacturing, assembling or selling the Licensed Product according to the terms of this Agreement, and not for any other purpose.

         3.3 Licensee hereby accepts from Queens the grant of the rights and license as described herein above, subject to all of the terms and conditions of this Agreement.

         3.4 Queens represents to Licensee that it will not grant any license of the Know-How to any other party that does not have a license to the Patent Rights from Queens.

                                    ARTICLE 4

                             GRANT OF LICENSE UNDER

                       APPLICABLE QUEENS TRADEMARK RIGHTS

         4.1 Queens hereby grants to Licensee the non-exclusive right and license under its Trademark Rights, to use the Q-PACK name and trademark in connection only with the manufacture, assembly, advertising, promotion, import, export, offer for sale or sale of the Licensed Product within the Territory, as granted herein, and not for any other purpose.

         4.2 Licensee hereby accepts from Queens the grant of the rights and license as described herein above, subject to all of the terms and conditions of this Agreement.


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                                    ARTICLE 5

                      TITLE TO THE PATENT RIGHTS, KNOW-HOW,

                        IMPROVEMENTS AND TRADEMARK RIGHTS

         5.1 Licensee recognizes Queens' title to the Patent Rights, Know-How, Improvements, and Trademark Rights and agrees that it shall not at any time do or suffer to be done any act or thing or undertake any action anywhere that in any manner infringes or impairs the validity, scope or title of Queens in the Patent Rights, Know-How, Improvements, or Trademark Rights during the term hereof and thereafter. It is understood that Licensee shall not acquire and shall not claim any title to the Patent Rights, Know-How, Improvements, or Trademark Rights adverse to Queens by virtue of this License Agreement or otherwise, it being the intention of the parties that all utilization of the Patent Rights, Know-How, Improvements, and Trademark Rights by Licensee shall at all times inure to the exclusive benefit of Queens. Licensee agrees that it shall not represent in any manner that it has any title or right, to the ownership or use of any of the Patent Rights, except as set forth in this Agreement.

         5.2 Cooperation with Queens Group to File Patent Applications. Licensee acknowledges that only Queens Group may file and prosecute patent applications on the Licensed Products. Licensee will cooperate with Queens Group in connection with any such filings, and the expenses of preparing and prosecuting such applications shall be borne solely by Queens Group.

                                    ARTICLE 6

                               QUALITY SUPERVISION

         6.1 In the manufacture, assembly and sale of the Licensed Product, Licensee shall itself and shall require its Vendors to maintain standards of commercially acceptable quality, which standards shall be no more exacting than those imposed by Queens on each of its other licensees in connection with the Licensed Product based solely on the quality of the finished Licensed Product, and Licensee shall also comply and cause its Vendors to comply with all governmental labeling laws or regulations. Licensee specifically undertakes to indemnify,


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defend and to hold Queens harmless from any and all claims, suits, damages, costs, expenses, losses or liabilities it may suffer or incur including reasonable attorneys' fees, as a result of Licensee's failure or any failure of its Vendors, to comply with such standards, laws or regulations.

                                    ARTICLE 7

                              MARKING AND LABELING

         Licensee shall conspicuously mark in the frame on the outside of each Licensed Product, the legend "Q-PACK(TM)" U.S. Patent No. 5,377,827" or any other reasonable patent or trademark notice required by Queens from time to time.

                                    ARTICLE 8

                                  COMPENSATION

         8.1 For the Patent Rights, Know-How, and Trademark Rights licensed herein, Licensee shall pay Queens at the address designated by Queens, a royalty in United States currency in an amount set forth in Schedule B attached hereto. The royalty shall be paid to Queens within thirty (30) days after the close of each calendar quarter and such payment shall be accompanied by a statement setting forth the number of units of Licensed Product billed and paid for during each such calendar quarter or portion thereof, the address of each location where assembled and a computation of the royalty due as supported by a reading of the counter installed on the assembly machine and review of appropriate documentation. Within thirty (30) days after the close of each calendar year, Licensee shall provide Queens with a statement, certified by the Chief Financial Officer of Licensee detailing the number of units of Licensed Product billed and paid for and the royalty computations for the calendar year just ended. Licensee shall maintain accurate and complete books and records with respect to such royalties and Queens shall have the right at its own expense to audit such books and records during reasonable business hours upon at least five (5) business days' advance notice but not more than twice a year and not for any calendar year expiring more than three (3) years before such audit. The expenses of any such examination shall be borne by Queens unless such examination


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indicates any underpayment of Royalties in an amount of three (3%) percent or more, in which event, Licensee shall reimburse Queens for the actual costs and expenses incurred by Queens in connection with such examination, including, without limitation, travel, hotel and food costs. The statements required to be furnished by Licensee to Queens pursuant to this Section shall be furnished by Licensee to Queens whether or not there have been any Licensed Products manufactured during the period of which such statements are furnished.

         8.2 Notwithstanding anything to the contrary hereinabove set forth, in order to maintain the exclusive License arrangement with Queens in any nation outside of North America, beginning on the second anniversary of the Effective Date Licensee shall pay Queens minimum Royalties for each calendar year during the Term of this license for each nation in which Licensee has been granted such an exclusive license hereunder, in the amounts set forth on Schedule B attached hereto in respect to such location. In the event that Licensee shall fail to pay Queens such minimum royalties and such failure is not cured within 30 days after Licensee receives notice of termination from Queens, Licensee's exclusive License shall thereafter become non-exclusive for any such location. Notice of termination of such exclusive for Licensee's failure to meet the required minimum royalty payments may be given by Queens at any time thirty days or more after the beginning of the calendar year following the calendar year when such minimum royalty has not been paid. For purposes of this Section 8.2, the term "nation" does not include any nation in North America; and the European Union, exclusive of the U.K. and the Republic of Ireland shall be deemed to be one nation; and the U.K. and the Republic of Ireland shall be deemed one nation.

         8.3 Notwithstanding the provisions of Article 8.1, Queens shall waive the royalty due with respect to (and there shall be no royalty accruing, payable or owing for) each unit of Licensed Product which Licensee manufactures and assembles at facilities owned or used by Licensee in North America and delivered to customers in North America only. Licensee agrees that royalties shall be paid to Queens by Licensee based on Licensed Products manufactured or assembled at the facilities of Licensee's customers, unless such customers of Licensee are obligated to pay such royalties pursuant to a license agreement between such customer and Queens.


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         8.4 Notwithstanding anything to the contrary set forth herein, for the convenience of the parties hereto, all royalties with respect to the license granted herein shall cease to accrue and be payable or owing immediately upon the expiration of the last to expire of the Patent Rights.

         8.5 If Queens grants to any other party a license of one or more of the Patent Rights, Trademark Rights or Know-How upon more favorable royalty rates than those specified herein, Queens shall give prompt written notice thereof to Licensee. If Licensee so elects, it shall automatically become entitled to such more favorable royalty rates.

                                    ARTICLE 9

                   CONFIDENTIALITY OBLIGATIONS OF THE PARTIES

         9.1 Licensee shall receive and retain the Know-How and Improvements received pursuant to this Agreement in confidence and shall not publish or disclose the same to any third party (other than Vendors and third parties who manufacture, assemble or sell the Licensed Product on behalf of Licensee) without the prior written consent of Queens, except as may reasonably be required to use the Know-How or Improvements as contemplated hereby and except as may be required by any court of competent jurisdiction or governmental authority after all of Queens' rights to appeal or contest have either been exhausted or waived, or in the circumstance where the Know-How or Improvements have come into the public domain through no fault of Licensee or where Licensee obtained the Know-How or Improvement from a third party that has no obligation of confidentiality with respect thereto.

         9.2 Queens shall receive and retain certain information labeled as "confidential" from Licensee in connection with the requirements and acts contemplated in this Agreement and shall not publish or disclose the same to any third party without the prior written consent of Licensee, except as may be required by any court of competent jurisdiction or governmental authority after all of Licensee's rights to appeal or contest have either been exhausted or waived, or in the circumstances where the confidential information has come into the public domain through no fault of Queens.


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                                   ARTICLE 10

                        TERM OF AGREEMENT AND TERMINATION

         10.1 Term of Agreement:

         The Term of this Agreement, except as otherwise provided in Section 10.2, shall be perpetual.

         10.2 Early Termination:

         This Agreement shall terminate prior to the expiration of its existing Term whenever any of the following events occur:

         10.2.1 At the option of the aggrieved party, if any material breach of this Agreement is not cured by the breaching party and the breaching party has not commenced and is not diligently pursuing corrective action, within thirty
(30) days after the receipt of written notice of the breach from the aggrieved party.

         10.2.2 At the option of Queens, if the Licensee enters bankruptcy, insolvency, receivership, assignment for the benefit of creditors, corporate reorganization or becomes insolvent, in any case, as a result of its inability to pay its debts as they mature.

         10.2.3 If Licensee shall knowingly supply Licensed Products to bootleggers or counterfeiters. Notice from Queens giving Licensee a reasonably specific notice of circumstances, identifying any such bootleggers or counterfeiters, shall constitute knowledge of Licensee for the purposes hereof.

         10.2.4 Queens shall have the right of first refusal to purchase any molds, tools and machinery for making Licensed Products owned or used by Licensee during the Term of this Agreement, and Licensee shall be prohibited from selling any of such molds, tools and machinery to any party not licensed or authorized by Queens.

                                   ARTICLE 11

                        CONSEQUENCES OF EARLY TERMINATION

         11.1 In the event of an early termination under paragraph 10 above, Licensee


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shall cease exercising its rights granted hereunder and shall promptly return, at its own expense, all tangible materials, forms, designs, engineering drawings, embodiments and/or recordations of Know-How and Improvements to Queens.

         11.2 Early termination shall not affect the right of Queens to any sums due it immediately prior to the date of early termination. Any such payments owed Queens immediately prior to the date of early termination shall be paid within thirty (30) business days after the date of early termination.

         11.3 Except for a termination by Queens under Section 10.2.1. hereof, early termination shall not affect the right of Licensee for a period of 180 days after the date of termination to take all action necessary to fulfill all existing orders for units of Licensed Products, to take delivery of all units of Licensed Products manufactured or assembled on behalf of Licensee or third parties to sell or have sales made of any unit of Licensed Product on hand on the date of such early termination and to complete or have completed any units of Licensed Product in the process of manufacture on the date of such early termination and thereafter sell the same or arrange for their sale by a party approved in advance by Queens, which approval shall not be unreasonably withheld or delayed, provided, however, that Licensee shall make the payments required by
Article 8 hereof for such units of Licensed Product.

                                   ARTICLE 12

                                   ENFORCEMENT

         12.1 Protection of Patents, Trademarks, Know-How and Improvements:

         If it comes to the attention of Licensee that any rights licensed to it hereunder have been or might be infringed, it shall report the same to Queens.

                  12.1.1 Indemnification: Confidentiality. In the event that Licensee shall become aware of any infringement by any third party of any of the Patent Rights, Trademark Rights, or any act of unfair competition by any third party relative to the Patent Rights or Trademark Rights, it shall promptly notify Queens of such infringement. Following receipt of such notice, if Queens is of the opinion that any such infringement or unfair competition exists


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and that it is commercially reasonable to prosecute the same, then Queens may, at its expense and election, institute suit against such infringer or competitor or take such other actions as Queens determines appropriate to protect the Patent Rights or Trademark Rights and Licensee shall provide reasonable cooperation to Queens respecting any such suit or action (including any action to enjoin such infringement or acts). In connection therewith, Licensee shall, if requested by Queens, join with Queens as a party to any suit or action brought by Queens for such purpose. Queens shall bear all expenses connected with the foregoing, except that if Licensee desires to retain its own counsel, it shall do so at its own cost and expense. Licensee agrees that Queens shall have the sole power to take legal action or other action before any court or governmental authority with respect to infringement action or other action before any court or governmental authority with respect to infringement or to the protection of any of the Patent Rights or Trademark Rights. Licensee further agrees that Queens shall have no obligation under this Agreement to prosecute infringers and that Queens' opinion as to whether such action is taken shall be in Queens' sole discretion and accepted as final by Licensee. Any recovery as a result of any infringement action pursuant to this Section 12.1.1 shall belong to Queens.

                  12.1.2 Within ten (10) working days of Licensee giving notice under Clause 12.1, Queens shall notify Licensee in writing whether it wishes to undertake proceedings against the infringer, and in which event it shall undertake such proceedings at its own cost and expense and carry through such infringement proceedings with reasonable speed. If Queens shall notify Licensee that it does not wish to undertake infringement proceedings in respect of any infringement notified to it, Licensee shall be free forthwith to undertake proceedings against any infringer of any of the rights licensed hereunder at its own cost and expense and any damages or costs recovered by Licensee hereunder against such infringer shall be damages or costs of Licensee and Licensee shall not be obliged to pay any portion thereof to Queens. In addition, Queens agrees to provide reasonable cooperation to Licensee, provided that Licensee shall reimburse Queens for its out-of-pocket expenses.

         12.2 Licensee or Queens, as applicable, shall notify the other party of any claim made or action commenced by any person, company, or governmental agency in the Territory against either party relating to Patent Rights, Know-How, Improvements or Trademark


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Rights that are the subject hereof, as herein defined. Queens may at its own option defend all such claims or actions relating to its Patent Rights, Trademark Rights or its Improvements at its own expense. Queens shall indemnify Licensee and its vendors and customers and hold them harmless (including reasonable attorneys' fees) from and against any and all liability, lawsuits, claims or damages resulting from claims alleging that the manufacture, assembly, use, offer for sale or sale of the Licensed Product, infringes or otherwise violates the patent or trade secret rights of third parties or, to the extent the Licensed Product bears the and trademark included the Trademark Rights that such trademark infringes the trademark rights of third parties. In addition, each party agrees to provide reasonable cooperation to the other, as applicable, provided that Queens shall reimburse Licensee for its out-of-pocket expenses. In the event that, as a result of a claim made prior to the second anniversary of the date of this Agreement, Licensee is prevented from manufacturing or distributing the Licensed Product due to such claims or actions described above, Queens shall make commercially reasonable efforts to either (i) procure for Licensee, at no additional cost to Licensee, the right to continue to manufacture and distribute the Licensed Product or (ii) provide a functional and aesthetically equivalent replacement for the Licensed Product reasonably acceptable to Licensee.

         12.3 Enforcement Costs:

         The parties agree that, in the event of litigation between the parties to this Agreement, the unsuccessful party shall pay and discharge all reasonable costs, attorneys' fees and expenses (including but not limited to, the cost of litigation) that may be incurred by the successful party (i) in enforcing this Agreement or (ii) in defending against the enforcing party.

                                   ARTICLE 13

                      INDEMNIFICATION FOR PRODUCT LIABILITY

         13.1 Queens shall notify Licensee of any claim made or litigation commenced by any person, company, or governmental agency against Queens relating to any alleged defects in the Licensed Product assembled or manufactured by Licensee pursuant to this Agreement. Licensee shall defend such claim or action at its own expense and shall defend and indemnify Queens and hold it harmless from and against any and all liability, lawsuits, claims, losses or


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damages (including reasonable attorneys' fees) resulting from such claims or actions; provided, however, that Licensee shall have no obligation hereunder, and shall be indemnified and held harmless and defended pursuant to Section 13.2, if such alleged defects are due to the fact that Licensed Product was manufactured in accordance with the specifications provided by Queens pursuant to this Agreement. In addition, Queens agrees to provide reasonable cooperation to Licensee, provided that Licensee shall reimburse Queens for its out-of-pocket expenses.

         13.2 Licensee shall notify Queens of any claims made or commenced by any person, company, or governmental agency against Licensee arising out of any alleged defects in the Licensed Product assembled or manufactured by Licensee in accordance with the specifications provided by Queens pursuant to this Agreement. Queens shall defend such claim or action at its own expense and shall defend and indemnify Licensee and hold it harmless from and against any and all liability, lawsuits, claims, losses or damages (including reasonable attorneys' fees) resulting from any such claims or actions. In addition, Licensee agrees to provide reasonable cooperation to Queens, provided that Queens shall reimburse Licensee for its out-of-pocket expenses.

         13.3 Each party (the "Insured Party") agrees that in connection with its obligations hereunder, it will obtain, at its own expense, product liability insurance from a Best's A rated Class 10 insurance company which is qualified to do business in the State of New York, providing adequate protection (at least in the amount of $1,000,000 per occurrence/$3,000,000 in the aggregate) for the Insured Party as well as for the other party (the "Protected Party") against any claims, suits, loss or damage arising out of any alleged defects in the Licensed Products. As proof of such insurance, a certificate of insurance naming the Protected Party as an additional insured party will be submitted to the Protected Party by the Insured Party for prior approval before any Licensed Product is distributed or sold. Any proposed material change in the certificate of insurance shall be submitted to the Protected Party for its prior approval, and the Protected Party shall be entitled to a notice of cancellation to be given by the insurance carrier 30 days prior to cancellation. The Protected Party shall be entitled to a copy of the then prevailing certificate of insurance which shall be furnished to the Protected Party by the Insured Party at no cost to the Protected Party. Such insurance coverage may be obtained by the Insured

Party in conjunction with a policy which covers goods other than the Licensed Product.

                                   ARTICLE 14

                         REPRESENTATIONS AND WARRANTIES

         14.1 Queens Representations. Queens hereby represents and warrants to Licensee as follows:

                  14.1.1 Queens is a corporation duly formed, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Queens and approved by all necessary action on the part of Queens. No consent of any governmental authority or other third party is necessary to consummate the transactions contemplated hereby.

                  14.1.2 Queens is the owner of the entire right, title and interest in and to the Patent Rights, the Trademark Rights, the Know-How and the Improvements free and clear of all liens, claims and encumbrances of others and has the sole right to grant Licensee the rights granted herein; Queens has obtained and currently holds all rights necessary to grant the licenses and rights granted herein relating to the Licensed Products, Patent Rights, Trademark Rights, Know-How and Improvements.

                  14.1.3 Queens has the sole and exclusive right to enter into this Agreement and there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, whether written, oral or implied, which are inconsistent with this Agreement.

                  14.1.4 Queens is unaware of any right of any third parry which has been or would be violated or infringed by the use of the Patent Rights, Trademark Rights, Know-How, Improvements or the manufacture, assembly, use, import, export, offer for sale, sale, or distribution of the Licensed Products hereunder, or any pending or threatened claim that such activities would violate or infringe the rights of any third party; Queens has delivered to Licensee all information in Queens' possession or available to it regarding parents, inventor's certificates, design models, utility models, and the like relevant to the Know-How, Improvements, Patent Rights, Trademark Rights and the Licensed Products.

                  14.1.5 Queens does not know of any circumstances, and has nor taken, and during the term of Agreement will not take, any actions, inconsistent with the Terms or purposes of This Agreement or which have or would infringe upon or lessen any of the rights of Licensee hereunder.

         14.2 License Representations. Licensee hereby represents and warranties to Queens that Licensee is a corporation duly formed, validly existing and in good standing under The laws of the State of Delaware and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized executed and delivered by Licensee and approved by all necessary action on the part of Licensee. No consent of any governmental authority or other third party is necessary to consummate The Transactions contemplated hereby.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 Governing Law and Jurisdiction:

         This Agreement shall be governed, construed, and interpreted under and in accordance with the laws of the State of New York, United States of America, which laws shall prevail in the event of any conflict of law. The parties agree to subject themselves to the jurisdiction and venue of the federal and state courts of the State of New York located in the borough of Manhattan in the city of New York for the resolution of any disputes that may arise with respect to this Agreement.

         15.2 Force Majeure:

         If the performance of any obligation hereunder is prevented or delayed, in whole or in part, by reason of an act of God or the consequence thereof affecting hereto or the license granted hereunder, such act of God to include, but not limited to, fire, flood, typhoon, earthquake, or by reason of riots, terrorism, wars, hostilities, governmental restrictions, trade embargoes, strikes, lockouts or labor disputes, unavailability of transportation, or any other cause of that nature beyond the control of either party, then the affected party shall continue to perform as far as reasonably possible at that time and shall perform the unfulfilled portion thereof within a reasonable time after the removal of the cause preventing or delaying its performance.

         15.3 Independence of Parties:

                  15.3.1 Nothing in this Agreement shall be construed as creating a partnership or a joint venture, or making either of the parties an agent or employee of the other party, but in all of its operations hereunder each party shall be an independent contractor and will, in connection with its duties hereunder, comply with all applicable laws, rules and regulations of any governmental agency having jurisdiction over the subject matter hereof.

         15.4 Entire Agreement:

                  15.4.1 This written agreement contains the entire understanding between the parties with respect to the subject matter herein contained and supersedes all prior agreements, if any, between the parties on such subject matter, except for the terms thereof.

                  15.4.2 No modification, renewal, extension, or waiver of this Agreement or any of its provisions shall be binding unless in writing and executed by each of the parties hereto.

         15.5 Waiver:

         Failure or delay on the part of either party hereto to exercise any right, power, or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof.

         15.6 Severability:

         The invalidity of any provision hereof shall not affect the validity of any other provision. In the event that any provision hereof shall be held to be invalid by a court or other tribunal of competent jurisdiction, the parties hereto shall endeavor to agree on a new provision of comparable economic effect.

         15.7 Headings:

         Article and paragraph headings are used for convenience only and shall not affect the meaning or construction of any provision hereof.

         15.8 Assignability:

         This Agreement or any of the rights or obligations hereunder (i) may not be assigned or transferred by Licensee except to Licensee's Affiliates without the prior written consent of Queens, except in connection with a sale of all or substantially all of the assets of Licensee in which event no consent shall be required, and (ii) shall not inure to the benefit of any trustee in bankruptcy, receiver, or successor of Licensee, whether by operation of law or otherwise, except as provided in clause (i) above. For purposes hereof, a change of control of Licensee shall not be deemed an assignment of this Agreement or the rights granted hereby.

         15.9 Registration Fees:

         Queens undertakes at all times during the term of this Agreement to pay and discharge all registration and maintenance fees for the Trademark Rights licensed hereunder and any registrations for any of the Patent Rights. If Queens does not pay any fees or file any papers needed to keep and maintain the Patent Rights and Trademark Rights in force or to renew or extend the same, Licensee shall have the right, but not the obligation, to do so in the name of Queens, and Queens hereby appoints Licensee as its agent for such purpose. Queens shall reimburse Licensee for all costs (including attorney's fees) incurred by Licensee in connection therewith. Queens shall within 60 days after the Effective Date make all filings and pay all fees necessary to record the change of its name to "Q2 Marketing, Inc." in all applicable governmental offices in connection with each patent and application therefor included in the Patent Rights and each trademark included in the Trademark Rights.

         15.10 Notices and Payments:

                  15.10.0.1 All notices and payments and other communications required to be made hereunder to either party shall be made in writing and shall be delivered personally or by registered or certified mail (postage prepaid and return receipt requested), or by telecopier facsimile at the address set forth below, or to such other address as may be designated from time to time by notice in the like manner. Notices shall be deemed given when hand-delivered, five days after being mailed, or when transmitted by telecopier facsimile.

                  Notice to Licensee should be addressed to:

                  Shorewood Packaging Corporation
                  277 Park Avenue
                  New York, New York  10172
                  Attn:  VP - General Counsel

                  with a copy to:

                  Bryan Cave LLP
                  245 Park Avenue
                  New York, New York  10167
                  Attn:  Peter A. Eisenberg

                  Notice to Queens should be addressed to:

                  Chief Executive Officer or General Manager
                  Q2 Marketing, Inc.
                  52-35 Barnett Avenue
                  Long Island City, New York 1104

                  with a copy to:

                  Matthew L. Lifflander, Esq.
                  Rubin Baum Levin Constant & Friedman
                  30 Rockefeller Plaza
                  New York, New York 10112

         IN WITNESS WHEREOF, each of the parties hereto by their respective duly authorized representatives has hereto set its hand and seal on the date indicated below.

                                                 QUEENS GROUP, INC.

                                                 By:

                                                 Date:

                                                 SHOREWOOD PACKAGING CORPORATION

                                                 By:

                                                 Date:

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS.........................................................2
   1.1.........................................................................2
   1.2.........................................................................2
   1.3.........................................................................2
   1.4.........................................................................2
   1.5.........................................................................2
   1.6.........................................................................2
   1.7.........................................................................2
   1.8.........................................................................3
   1.9.........................................................................3
   1.10........................................................................3
   1.11........................................................................3
   1.12........................................................................3
   1.13........................................................................4
   1.14........................................................................4
   1.15........................................................................4

ARTICLE 2  GRANT OF LICENSE AND RIGHT TO MANUFACTURE, USE AND SELL UNDER
QUEENS PATENT RIGHTS...........................................................4
   2.1.........................................................................4
   2.2.........................................................................5
   2.3.........................................................................6
   2.4.........................................................................6
   2.5.........................................................................6

ARTICLE 3  GRANT OF LICENSE TO PURCHASE, MANUFACTURE, USE AND SELL UNDER
APPLICABLE CONVEYANCE OF KNOW-HOW..............................................6
   3.1.........................................................................6
   3.2.........................................................................7
   3.3.........................................................................7
   3.4.........................................................................7

ARTICLE 4  GRANT OF LICENSE UNDER APPLICABLE QUEENS TRADEMARK RIGHTS...........7
   4.1.........................................................................7
   4.2.........................................................................7

ARTICLE 5  TITLE TO THE PATENT RIGHTS, KNOW-HOW,IMPROVEMENTS AND
TRADEMARK RIGHTS...............................................................8
   5.1.........................................................................8
   5.2.........................................................................8

ARTICLE 6  QUALITY SUPERVISION.................................................8
   6.1.........................................................................8

ARTICLE 7  MARKING AND LABELING................................................9
ARTICLE 8  COMPENSATION........................................................9

   8.1.........................................................................9
   8.2........................................................................10
   8.3........................................................................10
   8.4........................................................................11
   8.5........................................................................11

ARTICLE 9  CONFIDENTIALITY OBLIGATIONS OF THE PARTIES.........................11
   9.1........................................................................11
   9.2........................................................................11

ARTICLE 10  TERM OF AGREEMENT AND TERMINATION.................................12
   10.1 Term of Agreement.....................................................12
   10.2 Early Termination:....................................................12

ARTICLE 11  CONSEQUENCES OF EARLY TERMINATION.................................12
   11.1.......................................................................12

   11.2.......................................................................13
   11.3.......................................................................13

ARTICLE 12   ENFORCEMENT......................................................13
   12.1  Protection of Patents, Trademarks, Know-How and Improvements.........13
   12.2.......................................................................14
   12.3  Enforcement Costs....................................................15

ARTICLE 13  INDEMNIFICATION FOR PRODUCT LIABILITY.............................15
   13.1.......................................................................15
   13.2.......................................................................16
   13.3.......................................................................16

ARTICLE 14  REPRESENTATIONS AND WARRANTIES....................................17
   14.1 Queens Representations................................................17
     14.1.1...................................................................17
   14.2 License Representations...............................................18

ARTICLE 15  MISCELLANEOUS.....................................................18
   15.1  Governing Law and Jurisdiction:......................................18
   15.2  Force Majeure:.......................................................18
   15.3  Independence of Parties..............................................19
   15.4  Entire Agreement.....................................................19
   15.5  Waiver...............................................................19
   15.6  Severability.........................................................19
   15.7  Headings.............................................................20
   15.8  Assignability........................................................20
   15.9  Registration Fees....................................................20
   15.10 Notices and Payments.................................................20

                                    EXHIBIT E

                                  L I C E N S E

                                     BETWEEN

                               QUEENS GROUP, INC.

                                       AND

                         SHOREWOOD PACKAGING CORPORATION

                                OCTOBER 30, 1998